Exhibit 33.2

419 Belle Air Ln. Warrenton, VA 20186 www.greyco.com

February 26, 2021

Management’s Report on Assessment of 2020 Compliance with Applicable Regulation AB Servicing Criteria

Greystone Servicing Company LLC and Subsidiaries (the Asserting Party) is responsible for assessing its compliance as of and for the year ended December 31, 2020 (the Reporting Period) with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations. The assessment concerns the Asserting Party’s servicing efforts for its servicing “Platforms,” which consist of all the commercial and multifamily loans serviced by the Asserting Party as described in Appendix I.

The Asserting Party is responsible for assessing its compliance with the servicing criteria applicable to it. The Asserting Party used the criteria in paragraph (d) of Section 1122 of Regulation AB (17 C.F.R.229.1122) to assess its compliance. The servicing criteria applicable to the Platforms are listed in Appendix II as indicated.

The Asserting Party has engaged vendors to perform generalized work related to performing tax searches, payment of taxes, reporting of tax information, and issuance of flood insurance certifications. The Asserting Party has determined that these vendors are not considered “servicers” as defined in Item 1101(j) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to these vendors as permitted by Section 200.06 of the Compliance and Disclosure Interpretations (Section 200.06). The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criteria applicable to those vendors. The Asserting Party requires these vendors to provide to the Asserting Party a Report on Assessment of Compliance With Regulation AB Servicing Criteria, as the means of assessing our compliance with Servicing Criterion (d)(1)(ii). The Asserting Party has not identified and is not aware of any material instances of noncompliance by the vendors.

The Asserting Party has assessed its compliance with the applicable servicing criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the applicable servicing criteria as of December 31, 2020, and for the Reporting Period with respect to the Platforms taken as a whole.

RSM US LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the applicable servicing criteria for the reporting period as set forth in this assertion.

February 26, 2021

/s/ Stephen Rosenberg
Stephen Rosenberg, President and Chief Executive Officer

/s/ Jeffrey Baevsky
Jeffrey Baevsky, Interim Chief Financial Officer

/s/ Sharon Briskman
Sharon Briskman, EVP – Servicing and Asset Management

Appendix I

Listing of Assets or Platforms Subject to the Servicing Criteria Specified
in Paragraph (d) of Item 1122 of Regulation AB

Platform	Description of Assets	Issuer	Public Name of Securitization	Report to be Included in Filing With SEC? (Y/N)

Platform A	All loans, other than Platforms B, C, D, and E serviced by Greystone Servicing Company LLC during the year ending December 31, 2020.	All issuers for loans, other than Platforms B, C, D, and E serviced by Greystone Servicing Company LLC during the year ending December 31, 2020.	N/A	N

Platform B	All loans serviced by Greystone Servicing Company LLC during the year ending December 31, 2020 held by Greystone CRE Notes 2019-FL2, Ltd.	Greystone	N/A	N

Platform C	All loans that name Greystone Servicing Company LLC (or its predecessor, C-III Asset Management LLC) as Special Servicer during the year ended December 31, 2020

All issuers of mortgage-backed securities for which Greystone Servicing Company LLC (or its predecessor, C-III Asset Management LLC) acted as Special Servicer involving first lien commercial mortgage loans

BA FUNB 2001-3*

BACM 2005-1*

BACM 2006-2*

BACM 2006-4*

BACM 2007-3*

BACM 2016-UBS10

BANK 2020-BNK30

BSCMS 2004-PWR3*

BSCMS 2004-PWR6*

BSCMS 2005-PWR7*
BSCMS 2005-PWR9
BSCMS 2006-PWR11

BSCMS 2006-PWR12*
BSCMS 2006-PWR13

BSCMS 2006-PWR14*
BSCMS 2007-PWR15

BSCMS 2007-PWR16*

BSCMS 2007-PWR18*
BSCMSI 2005-TOP18

BSCMSI 2006-TOP22*

BSCMSI 2006-TOP24*

BSCMSI 2007-TOP26*

BSCMSI 2007-TOP28*

CD 2006-CD2*

CD 2006-CD3*

CGCMT 2006-C4
CGCMT 2015-GC35
CGCMT 2016-C2
CGCMT 2016-GC36
CGCMT 2016-P3
CGCMT 2016-P4
CGCMT 2016-P5

COMM 2005-C6*

COMM 2012-CCRE5
CSAIL 2015-C1
CSAIL 2015-C2
CSFB 2003-C3

CSFB 2004-C4*

CSFB 2005-C3*
CSFB 2005-C4

CSFB 2006-C2*

CSFBMC 2006-C3

CSMC 2006-C4
CSMC 2007-C1
CSMC 2007-C3*
CSMC 2007-C4

Y

Platform	Description of Assets	Issuer	Public Name of Securitization	Report to be Included in Filing With SEC? (Y/N)

Platform C (Continued)	All loans that name Greystone Servicing Company LLC (or its predecessor, C-III Asset Management LLC) as Special Servicer during the year ended December 31, 2020

All issuers of mortgage-backed securities for which Greystone Servicing Company LLC (or its predecessor, C-III Asset Management LLC) acted as Special Servicer involving first lien commercial mortgage loans

CSMC 2016-NXSR
CWC 2006-C1

DLJ 2000-CKP-1*

FREMF 2015-KF11*
FRESB 2015-SB9
FRESB 2016-SB16
FRESB 2016-SB20
FRESB 2016-SB24

GECMC 2005-C1*
GECMC 2007-C1

GMAC 2004-C3*
GSMS 2006-GG8
GSMS 2007-GG10
GSMS 2015-GS1
JPM 2002-CIBC5*
JPM 2003-CIBC6

JPM 2005 CIBC12*

JPM 2005 LDP1*

JPM 2005-LDP3*

JPM 2006-CIBC16*

JPM 2007-CIBC18*

JPM 2007-CIBC20*

JPMCC 2004-C3*
JPMCC 2005-CIBC11
JPMCC 2006-LDP8
JPMCC 2007-LDP10
JPMCC 2007-LDP11

JPMCC 2010-C1*
JPMCC 2010-C2
JPMCC 2013-C10
JPMCC 2013-LC11
JPMCC 2016-JP3

LBUBS 2005-C3

LBUBS 2005-C7*

LBUBS 2006-C3*
LBUBS 2006-C6
LBUBS 2007-C7

LBUBS 2008-C1*

MLCFC 2006-3*

MLCFC 2006-4*

MLCFC 2007-6*

MLMT 2005-CKI1*
MSBAM 2016-C28
MSBAM 2016-C29
MSC 2016-BNK2

MSCI 2004-TOP15*
MSCI 2005-IQ10

MSCI 2005-IQ9*

MSCI 2005-TOP19*

MSCI 2006-HQ9*
MSCI 2006-IQ12

MSCI 2006-TOP21*
MSCI 2006-TOP23
MSCI 2007 HQ11

MSCI 2007-HQ13*

MSCI 2007-IQ15*

MSCI 2007-TOP25*
MSCI 2008-TOP29
NCMS 2018-FL1
PSSFC 1999-C2

SOV 2007-C1*

TIAA 2007-C4*

WBCMT 2007-C30*
WBCMT 2007-C31

Y

Platform	Description of Assets	Issuer	Public Name of Securitization	Report to be Included in Filing With SEC? (Y/N)

Platform C (Continued)	All loans that name Greystone Servicing Company LLC (or its predecessor, C-III Asset Management LLC) as Special Servicer during the year ended December 31, 2020

All issuers of mortgage-backed securities for which Greystone Servicing Company LLC (or its predecessor, C-III Asset Management LLC) acted as Special Servicer involving first lien commercial mortgage loans

			WBCMT 2007-C32* WFCM 2015-P2 WFCM 2016-C34 WFCM 2016-C36 WFCM 2016-LC25* WFCM 2017-C39 WFCM 2017-C40 WFCM 2017-RB1 WFCM 2019-C51	Y

Platform D	All loans serviced by Greystone Servicing Company LLC during the year ending December 31, 2020 held by Greystone Commercial Real Estate Notes 2018-HC1, Ltd.	Greystone	N/A	N

Platform E

All loans serviced by Greystone Servicing Company LLC during the year ending December 31, 2020 held by Exantas Capital Corp. 2019-RSO7, Ltd., Exantas Capital Corp. 2020-RSO8, Ltd., Exantas Capital Corp. 2020-RSO9, Ltd.

		Exantas Capital Corp. 2019-RSO7, Ltd., Exantas Capital Corp. 2020-RSO8, Ltd., Exantas Capital Corp. 2020-RSO9, Ltd.	N/A	N

*There were no loans related to these securitizations that were specially serviced by Greystone Servicing Company LLC during 2020.

Appendix II

Applicable Servicing Criteria Specified in Paragraph (d) of Item 1122 of Regulation AB
for the Following Platforms

Platform
Section	Regulation AB Servicing Criteria	A	B	C	D	E
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X	X	X	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a backup servicer for the pool assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X	X	X	X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X	X	X	X	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

		X	X	X*	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X*	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X	X*	X	X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X	X*	X	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b) (1) of this chapter.

		X	X	X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X	X	X	X

Platform
Section	Regulation AB Servicing Criteria	A	B	C	D	E
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts including custodial accounts and related bank clearing accounts. These reconciliations:
1122(d)(2)(vii)(A)	Are mathematically accurate.	X	X	X*	X	X
1122(d)(2)(vii)(B)	Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements.	X	X	X*	X	X
1122(d)(2)(vii)(C)	Are reviewed and approved by someone other than the person who prepared the reconciliation.	X	X	X*	X	X
1122(d)(2)(vii)(D)

Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X	X*	X	X
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
1122(d)(3)(i)(A)	Are prepared in accordance with timeframes and other terms set forth in the transaction agreements.		X	X	X
1122(d)(3)(i)(B)	Provide information calculated in accordance with the terms specified in the transaction agreements.		X		X
1122(d)(3)(i)(C)	Are filed with the Commission as required by its rules and regulations.
1122(d)(3)(i)(D)	Agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	X	X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.	X	X		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X	X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X	X	X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X	X	X	X*

Platform
Section	Regulation AB Servicing Criteria	A	B	C	D	E
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

		X	X	X	X	X
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.	X	X		X	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		X	X	X	X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

			X	X	X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

		X	X	X	X	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X		X	X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts):
1122(d)(4)(x)(A)	Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements.	X	X		X	X
1122(d)(4)(x)(B)	Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws.					X*
1122(d)(4)(x)(C)	Such funds were returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.	X	X		X	X

Platform
Section	Regulation AB Servicing Criteria	A	B	C	D	E
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		X	X		X	X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

		X	X	X*	X	X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

		X	X		X	X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X	X	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a) (1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.

*There were no activities performed during the year ended December 31, 2020 with respect to the Platform because there were no occurrences of events that would require the Company to perform such activities.